EXHIBIT 23.01
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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1996, included in Alta Gold Co.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 12, 1996

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